UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2004

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

520 Marquette Avenue, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On November 29, 2004, the Registrant’s Board of Directors (the “Board”) authorized an extension to the 690,000 redeemable publicly traded warrants, which currently trade under the OTC Bulletin Board symbol WITMW (prior to August 20, 2003 under the OTCBB symbol AIQTW). The Board has authorized an extension in the expiration date to November 30, 2005 from the previous extended date of November 30, 2004.

The terms of the redeemable warrants are as follows: each warrant represents the right to purchase one (1) share of the Registrant’s common stock, $0.01 par value, at an exercise price of $7.15 per share until November 30, 2005. The warrants are redeemable by the Registrant at a redemption price of $0.10 per redeemable warrant at any time on 30 days’ notice, provided that the market price of its common stock equals or exceeds $8.25 per share for 10 consecutive trading days ending within 20 days prior to the notice of redemption.

Item 9.01.   Financial Statements and Exhibits.

(a) Not required

(b) Not required

(c) Not required

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: November 30, 2004	By:	/s/ Mark D. Dacko
Mark D. Dacko Chief Financial Officer